EXHIBIT (8)(b)(5)

REVISED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

OCTOBER 1, 2014 (ALLIANCEBERNSTEIN)

Schedule A

to

Participation Agreement

Between

AllianceBernstein L.P.,

AllianceBernstein Investments, Inc.,

Transamerica Capital, Inc.

and

Transamerica Premier Life Insurance Company

Dated

August 2, 2000

SEPARATE ACCOUNTS, POLICIES/CONTRACTS, PORTFOLIOS

EFFECTIVE AS OF OCTOBER 1, 2014

SEPARATE ACCOUNT

Separate Account VA AA

Separate Account VA CC

Separate Account VA U

Separate Account VA V

WRL Series Life Account

WRL Series Life Account G

POLICY/CONTRACT

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

Transamerica® Associate Freedom Elite Builder

Transamerica® Freedom Elite Builder II

Transamerica® Xcelerator Exec

WRL Asset Advisor

WRL Evolution

WRL ForLife

WRL Financial Freedom Builder

WRL Freedom Advisor

WRL Freedom Elite

WRL Freedom Elite Builder

WRL Freedom Equity Protector

WRL Freedom Multiple

WRL Freedom Premier® III Variable Annuity

WRL Freedom Wealth Protector

WRL Xcelerator

WRL Xcelerator Focus

PORTFOLIO

AllianceBernstein Balanced Wealth Strategy Portfolio – Class B

AllianceBernstein Global Thematic Growth Portfolio – Class B

AllianceBernstein Growth Portfolio – Class B

AllianceBernstein Large Cap Growth Portfolio – Class B

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